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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-118950 on Form S-3 of our reports dated March 19, 2004 (July 30, 2004 as to Note 21) relating to the financial statements and financial statement schedules of Superior Essex Inc. and Superior TeleCom Inc. (which reports express an unqualified opinion and include explanatory paragraphs relating to changes in methods of accounting, application of AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" to the consolidated financial statements of Superior Essex Inc., and the application of procedures related to certain disclosures and reclassifications of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations), appearing in the Current Report on Form 8-K of Superior Essex Inc. dated February 4, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 4, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM